Exhibit 23.2

Consent of Independent Registered Chartered Accountants

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-00000) pertaining to the 2010 Stock Award Plan of Geovic Mining Corp. Company of our report dated March 28, 2008, with respect to the consolidated financial statements Geovic Mining Corp incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 2009, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP Vancouver, British Columbia September 10, 2010